Exhibit 10(aa)(iv)



                  AMENDMENT TO EXCLUSIVE SOFTWARE LICENSE AGREEMENT
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                    This is an amendment (the "Amendment") to that certain
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          Exclusive  Software License Agreement dated  as of March 31, 1996 by and between Care Corporation Limited, a company incorporated in the British Virgin Islands, Warner Insurance Service, Inc., a Delaware corporation whose name has been changed to Cover-All Technologies, Inc., and, for certain limited purposes set forth therein, Cover-All Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Cover-All Technologies, Inc. (the "Original Agreement"). Capitalized terms utilized in this Amendment
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          and not defined  herein shall have the  meanings ascribed to  them in the Original Agreement.

                    WHEREAS, this Amendment is being entered into pursuant to the terms of a certain Convertible Note Purchase Agreement, dated of even date herewith, among Cover-All Technologies, Inc.,
          Software   Investments   Limited,   a   British   Virgin  Islands
          corporation, Atlantic Employers Insurance Company, a New Jersey corporation, and Roger D. Bensen (the "Note Purchase Agreement").
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                    NOW THEREFORE,  in consideration of the  benefits to be
          realized by the parties hereto under the Note Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                    1. For purposes of consistency, references to "WARNER" in Section 2 below are being utilized notwithstanding that Warner Insurance Services, Inc. has changed its name to Cover-All Technologies, Inc.

                    2. Section 4 of the Original Agreement is deleted in its entirety and the following text is hereby substituted as a new Section 4 of the Original Agreement:

                    "4. AGREEMENTS RELATING TO MARKETING EFFORTS. To the extent set forth in this Section 4, WARNER, Cover-All and CCL agree to use their commercially reasonable best efforts to (i) develop and market CARE Software in the Licensed Territory and (ii) generate License Revenue
                    and Net Sales.   Without limiting the foregoing, WARNER
                    hereby engages CCL to act as its sales agent with respect to the CARE Software in the Licensed Territory until March 31, 1999 (the "Term"). WARNER agrees that
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                    CCL shall  act as its exclusive sales  agent during the
                    Term with respect to (a) the current marketing and sales prospects identified by letter of even date herewith from CCL to WARNER, and (b) any prospect with respect to which CCL engages in marketing and sales efforts pursuant to this Section 4 and provides prior written notice thereof to WARNER. WARNER agrees to pay CCL a sales commission equal to twenty percent (20%) of Net Sales derived from CCL's efforts as sales agent
                    during  the Term.   As a  draw against  any commissions
                    payable to CCL, WARNER agrees, during the Term, to pay CCL, an amount equal to $10,000 per month (which amount includes all of CCL's costs and expenses), payable no
                    later than by  the 10th  day of each  such month.   The
                    failure  by WARNER   to pay such  monthly amount, which
                    failure is not promptly cured by WARNER after notice thereof from CCL, shall constitute a breach of this
                    Section 4, which breach shall result in WARNER having a nonexclusive license of the Licensed Rights thereafter. CCL shall have the right, as determined in its sole
                    discretion,   to   utilize   its  subsidiaries,   other
                    affiliates,  or  agents  in   the  performance  of  its
                    marketing and sales efforts pursuant to this Section 4.

                    3. Except as specifically provided herein, the Original Agreement shall not be otherwise affected by this Amendment and shall continue to be in full force and effect in accordance with its terms.

                    4.   Care Corporation Limited ("CCL") represents and
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          warrants to  Cover-all Technologies, Inc.  that (i)  CCL has  all requisite corporate power to  execute and deliver this Amendment,
          (ii) all corporate action on the part of CCL necessary for the authorization, execution and delivery by CCL of this Amendment and the performance of all of CCL's obligations hereunder has been taken, and (iii) this Amendment constitutes a valid and legally binding obligation of CCL enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law
          governing  specific  performance,   injunctive  relief  or  other
          equitable remedies.

                    IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the 14th day of March, 1997.
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          CARE CORPORATION LIMITED           COVER-ALL TECHNOLOGIES, INC.
                                             (formerly Warner Insurance
                                              Services, Inc.)


          By: /s/ Mark Johnston              By: /s/ Alfred J. Moccia
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              Authorized Officer                 Authorized Officer


          COVER-ALL SYSTEMS, INC.


          By:
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                Authorized Officer